UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2018 (November 30, 2018)

TMSR Holding Company Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000

(Address of Principal Executive Offices) (Zip code)

 +86-022-5982-4800

(Company’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2018, TMSR Holding Company Limited (“TMSR” or the “Company”) entered into a Share Purchase Agreement (“SPA”) with Jiangsu Rong Hai Electric Power Fuel Co., Ltd. (“Rong Hai”) and Jirong Huang and Qihuang Wang, who collectively hold 100% equity interest of Rong Hai (collectively “Rong Hai Shareholders”). Rong Hai is a company incorporated in China engaging in coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap.

Pursuant to the SPA, TMSR shall issue an aggregate of 4,630,000 shares of TMSR’s common stock (“TMSR Shares”) to the Rong Hai Shareholders, in exchange for Rong Hai Shareholders’ agreement to enter into, and their agreement to cause Rong Hai to enter into, certain VIE Agreements (the “Rong Hai VIE Agreements”) with Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (“WFOE”), through which WFOE shall have the right to control, manage and operate Rong Hai in return for a service fee approximately equal to 100% of Rong Hai’s net income (“Acquisition”).

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the complete text of the SPA, which is filed as Exhibit 10.1

On November 30, 2018, WFOE, the Company’s indirectly owned subsidiary, entered into a series of VIE Agreements with Rong Hai and the Rong Hai Shareholders. The  VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of Rong Hai, including absolute rights to control the management, operations, assets, property and revenue of Rong Hai. Rong Hai has the necessary license to carry out coal trading business in China.

Material terms of each of the Rong Hai VIE Agreements are described below:

Consulting Services Agreement.     Pursuant to the amended and restated consulting services agreement between Rong Hai and WFOE dated November 30, 2018, WFOE has the exclusive right to provide consulting services to Rong Hai relating to Rong Hai’s business, including but not limited to business consulting services, human resources development, and business development. WFOE exclusively owns any intellectual property rights arising from the performance of this agreement. WFOE has the right to determine the service fees based on Rong Hai’s actual operation on a quarterly basis. This agreement will be effective as long as Rong Hai exists. WFOE may terminate this agreement at any time by giving a prior written notice to Rong Hai.

The foregoing description of the consulting services agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the consulting services Agreement, which is filed as Exhibit 10.2.

Equity Pledge Agreement.    Under the equity pledge agreement among WFOE, Rong Hai and the shareholders of Rong Hai dated November 30, 2018, the shareholders pledged all of their equity interests in Rong Hai to WFOE to guarantee Rong Hai’s performance of relevant obligations and indebtedness under the consulting services agreement. In addition, the shareholders of Rong Hai have completed the registration of the equity pledge under the agreement with the competent local authority. If Rong Hai breaches its obligation under the consulting services agreement, WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will remain effective until all the guaranteed obligations are performed.

The foregoing description of the equity pledge agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the equity pledge agreement, which is filed as Exhibit 10.3.

Call Option Agreement.     Under the call option agreement among WFOE, Rong Hai and the shareholders of Rong Hai dated November 30, 2018, each of the shareholders of Rong Hai irrevocably granted to WFOE or its designee an option to purchase at any time, to the extent permitted under PRC law, all or a portion of his equity interests in Rong Hai. Also, WFOE or its designee has the right to acquire any and all of its assets of Rong Hai. Without WFOE’s prior written consent, Rong Hai’s shareholders cannot transfer their equity interests in Rong Hai, and Rong Hai cannot transfer its assets. The acquisition price for the shares or assets will be the minimum amount of consideration permitted under the PRC law at the time of the exercise of the option. WFOE may terminate the agreement early, whereas none of Rong Hai and its shareholders can terminate this agreement.

The foregoing description of the call option agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the call option Agreement, which is filed as Exhibit 10.4.

Voting Rights Proxy Agreement.     Under the voting rights proxy agreement among WFOE and the shareholders of Rong Hai dated November 30, 2018, each shareholder of Rong Hai irrevocably appointed WFOE as its attorney-in-fact to exercise on such shareholder’s behalf any and all rights that such shareholder has in respect of his equity interests in Rong Hai, including but limited to the power to vote on its behalf on all matters of Rong Hai requiring shareholder approval in accordance with the articles of association of Rong Hai. The proxy agreement will remain in effect unless WFOE terminates the agreement by giving a 30-day prior written notice or gives its consent to the termination by Rong Hai.

The foregoing description of the voting rights proxy agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the voting rights proxy agreement, which is filed as Exhibit 10.5.

Operating Agreement.     Pursuant to the operating agreement among WFOE, Rong Hai and the shareholders of Rong Hai dated November 30, 2018, Rong Hai and the shareholders of Rong Hai agreed not to enter into any transaction that could materially affect Rong Hai’s assets, obligations, rights or operations without prior written consent from WFOE, including but not limited to the amendment of the articles of association of Rong Hai. Rong Hai and its shareholders agree to accept and follow our corporate policies provided by WFOE in connection with Rong Hai’s daily operations, financial management and the employment and dismissal of Rong Hai’s employees. Rong Hai agreed that it should seek guarantee from WFOE first if any guarantee is needed for Rong Hai’s performance of any contract or loan in the course of its business operation. The agreement shall be in effective as long as Rong Hai exists. None of Rong Hai and its shareholders can terminate this agreement. WFOE may terminate the agreement by giving a 30-day prior written notice.

The foregoing description of the operating agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the operating agreement, which is filed as Exhibit 10.6.

All the Rong Hai VIE Agreements became effective immediately upon their execution.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 of this Current Report on Form 8-K regarding the SPA. The disclosure contained in Item 1.01 with respect to the SPA is hereby incorporated by reference in its entirety into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities

On November 30, 2018, the Company issued 4,630,000 shares of the Company’s Common Stock pursuant to the SPA to certain “non-U.S. Persons” as defined in Regulation S of the Securities Act. This issuance and sale are exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated thereunder.

On November 30, 2018, the Company also issued 1,012,932 shares of the Company’s Common Stock pursuant to a share purchase agreement entered by and among the Company, WOFE, Wuhan Host Coating Materials, Co. Ltd. (the “Wuhan Host”) and four shareholders of Wuhan Host dated August 16, 2018. This issuance and sale are exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement dated November 30, 2018*
10.2	Consulting Services Agreement dated November 30, 2018*
10.3	Equity Pledge Agreement dated November 30, 2018*
10.4	Call Option Agreement dated November 30, 2018*
10.5	Voting Rights Proxy Agreement dated November 30, 2018*
10.6	Operating Agreement dated November 30, 2018*
10.7	Pro Forma Financial Statements**

* Filed herewith

** To be filed by Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMSR HOLDING COMPANY LIMITED

Date: December 3, 2018	By:	/s/ Jiazhen Li
	Name:	Jiazhen Li
	Title:	CEO

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